Exhibit 99.2

Statements in the post-petition activities report filed with the United States Securities and Exchange Commission on the Company’s Form 8-K relating to management’s expectations, intentions or beliefs concerning future plans, expectations, events and performance are “forward looking” within the meaning of the federal securities laws. These forward-looking statements include assumptions, beliefs and opinions relating to the Company’s business strategy, management’s ability to satisfy industry and consumer needs with its products and services, and healthcare industry trends.  Management’s forward-looking statements further assume that (i) the Company and its subsidiaries achieve their budgeted revenue, EBITDA and other financial objectives, (ii) the Company is able to enter into new managed care agreements and maintain existing managed care contracts and (iii) the Company will be able to successfully develop and execute on its strategic relationships. Many known and unknown risks, uncertainties and other factors, including general economic conditions and risk factors detailed from time to time in news releases and the Company’s filings with the Securities and Exchange Commission, may cause these forward-looking statements to be incorrect in whole or in part. The investor should review such public filings to get a comprehensive picture and analysis of all conditions and circumstances. The Company expressly disclaims any intent or obligation to update any forward-looking statements, including, without limitation, statements regarding potential litigation described in the post-petition activities report. Actual results or events could differ materially from those anticipated in the forward-looking statements due to a variety of factors set out above, including, without limitation, integration of business and management associated with the Company’s business relationships and acquisitions, acceptance by customers of the Company’s products and services, competition in the healthcare market, government regulation of healthcare, results of governmental performance reviews of the Company’s services, potential litigation described in the post-petition activities report, the Company’s limited operating history, general economic conditions, availability of capital and other factors.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of our various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. A plan of reorganization could result in holders of Med Diversified common stock receiving no value for their interests. Further, the Company could be adversely affected by the ongoing effects of bankruptcy on patients, payors, vendors and employees.  Because of such possibilities, the value of the common stock is highly speculative. Accordingly, we urge that appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.